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                                   EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                 April 18, 2001


Vastera, Inc.
45025 Aviation Drive
Suite 300
Dulles, VA  20166

     Re: Vastera, Inc. - Registration Statement for Offering of an Aggregate of 88,205 Shares of Common Stock
          ----------------------------------------------------------------------

Dear Ladies and Gentlemen:

                  We have acted as counsel to Vastera, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate 88,205 shares of the Company's common stock (the "Shares") for issuance under the Speed Chain Network, Inc 2000 Stock Option Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP